Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-93403, No. 333-38114, No.333-85392 on Form S-8 of Ascendant Solutions, Inc. of our report dated April 11, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Ascendant Solutions, Inc. for each of the three years then ended December 31, 2006.

/s/ HEIN & ASSOCIATES LLP

Dallas, Texas
April 16, 2007